UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31. 2007
Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612

(Address of principal executive offices)	(Zip Code)

(949) 399-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2007, Steven A. Flyer, Director and Vice President, and David L. Benyaminy, Director, Vice President and Secretary, of the Company, each resigned all of their positions with the Company and its subsidiary, Ell Pollo Loco, Inc. (“EPL”), due to their termination of employment with Trimaran Capital Partners, LLC, an affiliate of Trimaran Pollo Partners, LLC, the Company’s principal beneficial shareholder. Mr. Flyer also served as a Director, Vice President and Assistant Secretary of EPL and Mr. Benyaminy also served as a Director of EPL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: February 6, 2007	By:	/s/ Joseph Stein
Joseph Stein
Vice President and Treasurer